                                                                   July 5, 2002







WOOL BAY PROPERTY OPTION AGREEMENT
----------------------------------


BETWEEN


4763 NWT LTD.


AND


NORTH AMERICAN GENERAL RESOURCES CORPORATION

TABLE OF CONTENTS
-------------------

1.     DEFINITIONS                                                             2

2.     OPTION                                                                  3

3.     TITLE                                                                   4

4.     GROSS OVERRIDING ROYALTY                                                5

5.     EARN-IN OBLIGATIONS                                                     5

6.     ACCELERATION, FORCE MAJEURE                                             6

7.     PERFORMANCE OF WORK                                                     6

8.     VESTING OF INTEREST                                                     7

9.     TERMINATION                                                             7

10.     RESTRICTION ON ASSIGNMENT                                              8

11.     NOTICES                                                                9

12.     REPRESENTATIONS AND WARRANTIES                                         9

13.     CONFIDENTIALITY                                                       11

14.     MISCELLANEOUS                                                         12

SCHEDULE A     PROPERTY

SCHEDULE B     GROSS OVERRIDING ROYALTY

SCHEDULE C     JOINT VENTURE AGREEMENT

WOOL BAY PROPERTY OPTION AGREEMENT
----------------------------------------

THIS AGREEMENT is made the 5th day of July, 2002.

BETWEEN:

          4763 NWT LTD., a company incorporated under the laws of the Northwest
          -------------
          Territories

          (hereinafter called the "Optionor")

AND:
          NORTH AMERICAN GENERAL RESOURCES CORP., a Company incorporated under
          --------------------------------------
          the  laws  of  British  Columbia

          (hereinafter  called  "NAGR")

THIS AGREEMENT WITNESSES that in consideration of the sum of $10 now paid by NAGR to the Optionor (the receipt and sufficiency of which is hereby acknowledged) and the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.     DEFINITIONS
------------------

1.1 "Affiliate" means a corporation which directly or indirectly controls, or is controlled by or is under common control with, a party. The term "control" as used herein means the rights to the exercise of, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled company.

1.2 "Expenditures" means without duplication all direct and indirect expenses of or incidental to Operations after April 10, 2002 together with any and all costs, fees and expenses which may be paid to obtain feasibility, engineering or other studies or reports on or with respect to the Property or any part of it. For greater certainty, the costs, fees and expenses of recording work for assessment credit under applicable legislation are included in Expenditures. There shall be added to and included in "Expenditures" reasonable charges by NAGR for services provided in connection with Operations by geologists or others in the employment of NAGR and reasonable charges for machinery, tools, equipment and camp facilities owned by NAGR and used or employed in Operations. There shall be added to and included in "Expenditures" a charge for NAGR's

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                                                                             2
administrative expenses equal to 10% of all direct and indirect expenses and charges.

1.3 "Force Majeure" means any cause beyond NAGR's reasonable control, including law or regulation, action or inaction of civil or military authority, interference by Natives, Native rights groups, environmentalists or other activists, inability to obtain any licence, permit or other authorization that may be required, unusually severe weather, fire, explosion, flood, insurrection, riot, labour dispute, inability after diligent effort to obtain workmen or material, delay in transportation and acts of God, but not including lack of funds.

1.4 "GOR" or Gross Overriding Royalty" means the royalty in favour of the Optionor described in Section 4.1, in the form attached hereto as Schedule B.

1.5 "Operations" includes any and every kind of work which NAGR in its sole discretion elects to do or to have done on or in respect of the Property or the products derived therefrom and all expenditures in respect of or incidental to such work.

1.6 "Property" means the mining claims described in Schedule A to this Agreement, and all rights, licences and permits incidental or ancillary thereto and any substitutions or replacements therefor including any mining leases that may replace such mining claims, all of which are located in Mackenzie District, Nunavut, Canada.

1.7     "$"  means  Canadian  dollars.

1.8     Attached  to  and  forming  part  of  this  Agreement  are the following
Schedules:

Schedule A     -     Property
Schedule B     -     Gross Overriding Royalty
Schedule C     -     Joint Venture Agreement

2.     OPTION
-------------

2.1 The Optionor hereby grants to NAGR the sole and exclusive right and option (the "Option") exercisable in the manner described in Section 8, to acquire a 70% undivided interest in the Property, free and clear of all liens, charges, encumbrances, security interests and adverse claims except for the GOR, and any Aboriginal rights or interests, all of which shall be borne by the Optionor and NAGR in proportion to their respective Participating Interests from time to time under the Joint Venture Agreement.

2.2 The Optionor hereby grants to NAGR, its servants, agents and independent contractors, the sole and exclusive right and option to:

                                                                          LC  ME

        2.2.1  enter  upon  and  have  immediate  possession  of the Property;

        2.2.2 carry out Operations on the Property as NAGR may in its sole discretion determine;

        2.2.3 bring and install on the Property and remove from time to time such buildings, plant, machinery, equipment, tools, appliances and supplies as NAGR may deem necessary; and

        2.2.4 remove from the Property reasonable quantities of rocks, ores, minerals and metals and to transport the same for the purpose of sampling, testing and assaying.

        2.2.5 NAGR will be the exclusive operator of the Property as provided in this Agreement; and

2.3 Any diamonds and samples from the Property may be used by NAGR for exploration, development and valuation purposes. If NAGR does not exercise the Option, any diamonds taken from samples from the Property that have not been destroyed by processing or testing will be returned to the Optionor.

3.     TITLE
------------

3.1 The Optionor shall hold the Property in trust for the parties in accordance with their respective interests therein and subject to the terms of this Agreement.

3.2 If the Optionor's title to the Property is now or at any time hereafter deficient, defective or encumbered in any way other than as provided by Section
2.1 then, without limiting NAGR's rights and remedies provided hereunder or by law, such deficiency, defect or encumbrance may be remedied or removed by NAGR in which event the cost and related expenses thereof may at NAGR's option be deducted from any amounts or payments which may be or become due or payable to the Optionor hereunder or may be credited against the Expenditures contemplated by Section 5.1.

3.3 NAGR may at any time and from time to time during the currency of the Option abandon, surrender, allow to lapse, reduce the area of or otherwise deal with any part or parts of the Property as it may determine, provided that NAGR shall give to the Optionor not less than 90 days' notice of its intention to do so and shall ensure that the mining claims then comprised in the Property shall be in good standing for 180 days at a minimum, commencing at the expiry of the 90 day notice period. If requested by the Optionor by notice to NAGR within that period of time, NAGR shall deliver forthwith to the Optionor duly executed transfers of the part or parts of the Property so intended to be dealt with.
Any part or parts of the Property so dealt with shall cease to be included in the Property and shall cease to be subject to this Agreement for all purposes.

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                                                                             4

3.4     NAGR shall:

         3.4.1 record for assessment credit under the Canada Mining Regulations sufficient work to maintain the Property in good standing until at least 180 days subsequent to notice of termination of the Option as provided in Section 9 of this Agreement; and

        3.4.2 subject to section 3.3 keep the Property free of all liens and encumbrances arising out of Operations on the Property.

4.     GROSS OVERRIDING ROYALTY
-------------------------------

4.1 In addition to the consideration provided in Section 5.1, the Optionor reserves for itself and shall be entitled to receive a gross overriding royalty equal to 2.5% of all products mined and removed from the Property, to be calculated and paid in accordance with Schedule B to this Agreement. At the discretion of NAGR, it may buy down 1% of the Gross Overriding Royalty for $2.5 million, leaving a 1.5% Gross Overriding Royalty to the Optionor.

5.     EARN-IN OBLIGATIONS
--------------------------

5.1 5.1 NWT, in consideration of the sum of $10, the receipt and sufficiency of which is hereby acknowledged, hereby grants to the Optionors the exclusive right and option (the Option") to acquire a 70% undivided interest in and to the Property in consideration of:

5.2 In order to exercise the Option as to an undivided 70% interest in consideration of exploration and mining rights to the Property NAGR must:

        5.2.1 pay the sum of $5000.00 to the Optionor on or before July 5, 2002;

        5.2.2 incur, as operator, Expenditures on the Property totalling $4000.00 per year for four years after the date of this Agreement; and

        5.2.3 issue to the Optionor 20,000 common shares of NAGR on signing of this Agreement; all such shares to be subject to such restrictions as to their transferability by the Optionor as may be applicable.

6.     ACCELERATION, FORCE MAJEURE
----------------------------------

6.1 NAGR may accelerate any or all of the activities, Expenditures or share issuances contemplated by Sections 5.2. NAGR may at any time from time to time pay to the Optionor money in lieu of conducting activities, issuing shares or

                                                                          LC  ME
incurring Expenditures under Section 5.2 in which event NAGR shall be deemed to have incurred additional Expenditures in the same amount as the amount of any such activity or payment and in satisfaction of such of the provisions of
Section 5.2 as indicated by NAGR at the time of the making of such payment. Any excess payments or Expenditures made or incurred in any period will be carried forward and applied as a credit against the payment or Expenditures, as the case may be, to be made in the next succeeding period or periods.

6.2 If from time to time NAGR is prevented by Force Majeure from conducting activities or incurring Expenditures in the amounts and times provided in
Section 5.1 then NAGR shall have such additional time as is reasonable in the circumstances to conduct activities, issue shares or incur Expenditures in such amounts and times, the amount of such additional time not to exceed the duration of the Force Majeure.


7.     PERFORMANCE OF WORK
--------------------------

7.1 In exercising its rights under Section 2.2 NAGR shall comply with all applicable laws, rules and regulations and shall carry out Operations in a good and workmanlike manner in accordance with generally accepted mining practice.

7.2 NAGR shall indemnify and save harmless the Optionor and its officers, directors, employees, agents and representatives from and against any and all claims, debts, demands, suits, actions and causes of action whatsoever which may be brought or made against the Optionor and its officers, directors, employees, agents and representatives by any person, firm or corporation and all loss, cost, damages, expenses and liabilities which may be suffered or incurred by the Optionor and its officers, directors, employees, agents and representatives arising out of or in connection with or in any way referable to, whether directly or indirectly, the entry on, presence on, or activities on the Property or the approaches thereto by NAGR or its servants or agents including without limitation bodily injuries or death at any time resulting therefrom or damage to property, unless and to the extent due to the acts or omissions of the Optionor or its servants, agents or representatives.

7.3 The Optionor shall at all reasonable times have access to the Property on reasonable notice to NAGR, provided that the Optionor shall not interfere with NAGR's operations hereunder and that NAGR shall be under no liability to the Optionor for any personal injuries including death or for any damage to the property of the Optionor unless such injury or damage is due to the gross negligence or wilful default of NAGR, its servants, agents or representatives. The Optionor shall have access to all technical data pertaining to the property.

7.4 NAGR will provide to the Optionor quarterly reports showing in reasonable detail the work performed in connection with the Property, the results obtained and the Expenditures incurred. NAGR will provide a summary report of all such

                                                                          LC  ME
activities annually within 60 days of the conclusion of each program of work. NAGR will not be required to disclose or report information or data that pertains to mining claims that do not form part of the Property.

8.     VESTING OF INTEREST
--------------------------

8.1 Upon NAGR satisfying the conditions in Section 5.2 and giving notice to the Optionor, NAGR shall without any further payment or action be deemed to have exercised the Option and it will thereupon acquire and be deemed to have acquired and be vested with a 70% undivided right, title and interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims, except as provided in Section 2.1.

8.2     Upon  receipt  of  notice  from  NAGR  stating  that  NAGR  has incurred
Exploration Expenditures required per section 5.2.2 of this agreement and delivering the shares to NWT as required by article 5.2.3 their future relationship shall be governed by a Joint Venture Agreement among the parties, as attached hereto as Schedule "C", which shall come into effect without it having been executed by any party. The joint venture shall be determined mutually by both parties at a future date. A principal element of the Joint Venture Agreement will be that once the Joint Venture is achieved then the parties will participate in future expenditures on the property proportional to each party's interest.

8.3 Once the Joint Venture is in effect, if 4763 NWT Ltd chooses not to participate in proposed programs under the Joint Venture Agreement, they will dilute and once diluted to 10% or less they will revert to a 2.5% G.O.R.

8.4 The dilution formula in the Joint Venture Agreement, to be detailed in Schedule "C", will be based on the expenditure of approximately $16,000.00.

9.     TERMINATION
------------------

9.1 The parties acknowledge and agree that NAGR has the right and option but not the obligation to conduct the activity and incur the Expenditures referred to in Section 5.2 and neither anything which NAGR might do nor any payment which it makes or Expenditure which it incurs will obligate it to do anything more or to incur any further Expenditures.

9.2 Subject to Section 9.1, NAGR may at any time let the Option lapse by notice to the Optionor or by not satisfying any of the conditions referred to in
Section 5.1 whereupon this Agreement except Sections 3.3 and 9.3 shall terminate.

9.3 If this Agreement is terminated pursuant to Section 9.2 before NAGR has exercised the Option as described in Section 5.2, NAGR shall:

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                                                                             7

        9.3.1 within 180 days remove from the Property any machinery, buildings, structures, facilities, equipment and all other property of every nature and description erected, placed or situated thereon by NAGR; any property not so removed at the end of the 180 day period shall at the option of the Optionor become the property of the Optionor; and

        9.3.2 within the said 180 days leave the working and camp site in a clean and environmentally acceptable condition.

9.4 If NAGR is prevented from or delayed in performing its obligations in Subsections 9.3.1or 9.3.2 by Force Majeure, the relevant period of 180 days referred to therein shall be extended by the period of Force Majeure.

10.     RESTRICTION ON ASSIGNMENT
---------------------------------

10.1 Neither party shall sell, assign, transfer, convey or otherwise dispose of or deal with or agree to sell, assign, transfer, convey or otherwise dispose of or deal with its rights and interests in or with respect to the Property or under or by virtue of this Agreement in whole or in part without the prior written consent of the other party, not to be unreasonably withheld.

10.2 A party shall have the right without restriction under Section 10.1 to assign, transfer, convey or otherwise dispose of all its rights and interests to an Affiliate of such party.

10.3 In the event of an assignment, conveyance, transfer or other disposition as contemplated in Section 10.2, the party making the same shall not be relieved or discharged of any of its obligations or liabilities hereunder, and the other party may continue to look to it for the performance thereof.

10.4 A party transferring its rights and interests as permitted hereby shall require any transferee to execute a counterpart of this Agreement and thereby to agree to be bound by the terms hereof in the same manner and to the same extent as though a party hereto in the first instance, all without in any way derogating from the provisions of Section 10.3.


11.     NOTICES
---------------
11.1 All notices, payments and other required communications ("Notices") to one of NAGR or the Optionor by the other shall be in writing and shall be addressed respectively as follows:

If to NAGR:
----------

P.O. Box 11604

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                                                                             8

#620 - 650 West Georgia Street
Vancouver, B.C.  V6B 4N9

If to the Optionor:
------------------

3502 Raccine Road
Yellowknife, NWT  X1A 3J2

All Notices shall be given (1) by personal delivery to the addressee, or (2) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (3) by registered or certified mail or commercial carrier return receipt requested. All Notices shall be effective and shall be deemed delivered (1) if by personal delivery on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, (2) if by electronic communication on the next business day following receipt of the electronic communication, and (3) if solely by mail or commercial carrier on the next business day after actual receipt. A party may change its address by Notice to the other party.

12.     REPRESENTATIONS AND WARRANTIES
--------------------------------------

12.1     The  Optionor  represents  and  warrants  to  NAGR  that:
                                                       ----

       12.1.1 4763 NWT Ltd. owns and possesses and has good and marketable title to the Property free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever except for the GOR. Without limiting the generality of the foregoing, the Optionor has not entered into and there are not any agreements or options to grant or convey any interest in the Property or to pay any royalties with respect to the Property except as provided in Section 2.3;

       12.1.2 the mining claims comprised in the Property have been duly and validly staked, located and recorded pursuant to all applicable laws and regulations in the Northwest Territories and are in good standing and the information in Schedule A is accurate; and no person has protested and there is no basis for protesting the recording of any such claims pursuant to section 28 of the Canada Mining Regulations;

       12.1.3 to the best of the Optionor's knowledge after due inquiry all activities on or in relation to the Property up to the date hereof have been in compliance with all applicable laws, regulations and permits including those for the protection of the environment and no conditions exist which could give rise to the making of a remediation order or similar order in respect of the Property or which could subject NAGR to liability;
                                                    ----

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                                                                             9

       12.1.4  the Optionor has full power and authority to grant to NAGR the
                                                                     ----
               rights  provided  in  this  Agreement;

       12.1.5 the execution and delivery of this Agreement and the exercise by NAGR of the rights granted to it under this Agreement will not
                  ----
               conflict with or be in contravention of any law, regulation or order of any government, government department or other competent authority including Ministerial orders and Orders-in-Council or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument of obligation to which the Optionor is a party or by which the Optionor or the Property may be bound;

       12.1.6 this Agreement constitutes a legal, valid and binding obligation of the Optionor;

       12.1.7 to the best of the Optionor's knowledge after due inquiry, there are not any material suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting the Optionor or that relates to or has a material adverse effect on the Property;

       12.1.8 to the best of the Optionor's knowledge after due inquiry, all taxes, rates or other levies of every nature and kind heretofore levied against the Property have been fully paid and satisfied;

       12.1.9 neither the granting of the Option nor the exercise of it constitutes a disposition by the Optionor of all or substantially all of its property or undertaking; and

      12.1.10 the Optionor is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to NAGR in order to prevent the representations in this
                            ----
               Section  12.1  from  being  materially  misleading.

12.2     NAGR represents and warrants to the Optionor that:
         ----

       12.2.1  NAGR has full  power and  authority to enter into this  Agreement
               ----
               and the execution and delivery of this Agreement and the exercise by the Optionor of the rights granted to it under this Agreement will not conflict with or result in a breach of or default under any agreement or other instrument of obligation to which NAGR is
                                                                         ----
               a  party  or  by  which  it  may  be  bound;  and

       12.2.2 this Agreement constitutes a legal, valid and binding obligation of NAGR.
                               ----

12.3 The representations and warranties contained in Section 12.1 are provided for the exclusive benefit of NAGR and a breach of any one or more of
                                         ----

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                                                                             10
them  may  be  waived by NAGR in writing in whole or in part at any time without
                         ----
prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

12.4 The representations and warranties contained in Section 12.2 are provided for the exclusive benefit of the Optionor and a breach of any one or more of them may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

12.5 It is agreed between the parties that any technical, economic or geological information of any nature, including without limitation any studies, reports, mining models, assays, drill hole data, geochemical reports, recovery reports and other information concerning the Property and the existence, location, quantity, quality or value of any minerals thereon or therein, provided to, or made available by one party to the other under this Agreement or prior to the effective date hereof, is provided without representation or warranty and is at the sole risk of the party receiving the same. Such information is provided "AS IS, WHERE IS" and EACH PARTY EXPRESSLY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES CONCERNING THE SAME, AND EXPRESSLY EXCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

13.     CONFIDENTIALITY
-----------------------

13.1     Subject to Section 13.2 all information received or obtained by NAGR or
                                                                         ----
the Optionor hereunder or pursuant hereto shall be kept confidential by it and no part thereof may be disclosed or published without the prior written consent of the other except such information as may be required to be disclosed or published by regulatory bodies having jurisdiction; provided that a party may disclose in confidence information to any person or persons with whom it proposes to contract pursuant to Section 10.1.

13.2     Confidential  information  shall  not  include  the  following:

       13.2.1 information that, at the time of disclosure, is in the public domain;

       13.2.2 information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the recipient;

       13.2.3 information that the recipient can show already was in the possession of the recipient at the time of disclosure;

       13.2.4 information that the recipient can show was received by it after the time of disclosure, from a third party who was under no

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                                                                             11
               obligation of confidence to the disclosing party at the time of disclosure.

13.3     Except as required by law or regulatory authority, neither NAGR nor the
                                                                    ----
Optionor shall make any public announcements or statements concerning this Agreement or the Property without the prior approval of the other, not to be unreasonably withheld.

13.4 The text of any public announcements or statements including any news release which the Optionor intends to make pursuant to the exception in Section
13.2 shall be made available to NAGR not less than 24 hours prior to publication
                                ----
and  NAGR shall have the right to make suggestions for changes therein.  If NAGR
     ----                                                                   ----
is identified in such public announcement or statement it shall not be released without the consent of NAGR in writing, not to be unreasonably withheld.
                           ----

14.     MISCELLANEOUS
---------------------

14.1     Applicable Law.  The  terms  and provisions of this Agreement shall be
         --------------
interpreted  in  accordance  with  the  laws  of  British  Columbia.

14.2     Regulatory Approval.  This Agreement is subject to regulatory approval.
         -------------------

14.3     Entire Agreement.  This  Agreement  terminates  and replaces all prior
         ----------------
agreements,  either written, oral or implied, between NAGR and the Optionor with
                                                      ----
respect to the Property, and constitutes the entire agreement between the parties with respect to the Property.

14.4     Void or Invalid Provision.  If  any  term,  provision,  covenant  or
         -------------------------
condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

14.5     Additional Documents.  The  parties shall do and perform all such acts
         --------------------
and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement.

14.6     Good Faith.  All  parties  shall  act  in  good  faith to fulfil their
         ----------
respective  duties  and  obligations  under  this  Agreement.

                                                                          LC  ME

14.7     Binding  Effect.  This  Agreement  shall enure to the benefit of and be
         ---------------
binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NORTH AMERICAN GENERAL RESOURCES CORP.


By:  /s/ Martin Ermer
     -----------------------------
Title:


By:  /s/ Teresita Ortiz
     -----------------------------
Title:


4763 NWT LTD.


By:  /s/ Gary Vivian   VP - NWT
     -----------------------------
Title:


By:  /s/ Lou Covello
     -----------------------------
Title:  President




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                                                                             13

SCHEDULE A
----------

Description of Property


Claim Name         Tag No.    NTS

WLB1               F74601     85 J/08

The WLB1 claim was staked March 29, 2002 and recorded April 30, 2002 under the terms of the Canadian Mining Regulations by the Miming Recorders Office in Yellowknife, NWT. The WLB1 claim consists of 206 acres and is located approximately 24 kilometres southeast of Yellowknife, NWT.



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                                                                             14

SCHEDULE B
----------

Definition of Gross Overriding Royalty

Base Metals
-----------

In respect of base metals, the phrase "Gross Overriding Royalty" means 2.5% of NAGR's interest in the Base Net Smelter Returns from all ores mined from any of the Properties which have a base metal or combination of base metals as the contained element of greatest economic value and all concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (the "Base Products"), where Base Net Smelter Returns equals the Base Gross Proceeds from sales of such Base Products less Base Allowable Deductions, where:

(a) "Base Gross Proceeds" for any Base Product means the actual proceeds received for the sale of such Base Product (for greater certainty, including insurance proceeds in respect of any loss); and

(b) "Base Allowable Deductions" for any Base Product means the following costs, charges and expenses paid, incurred, or deemed incurred by or on behalf of NAGR with respect to such Base Product:

     (i) charges for treatment in the smelting, refining and other beneficiation process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

     (ii) actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Base Product from the Properties to the place of treatment;

     (iii) costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Base Product is treated; and

     (iv) sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Base Product, but not including income taxes of NAGR;

     provided that when Base Product is treated, whether on or off the Properties, in a facility wholly or partially owned by NAGR or an affiliate of NAGR, Base Allowable Deductions will not include any costs that are in excess of those which

                                                                          LC  ME
     would be incurred on an arm's length basis, or which would not be Base Allowable Deductions if those Base Products were treated by an independent third party .

Precious Metals
---------------

In respect of precious metals, the phrase "Gross Overriding Royalty" means 2.5% of NAGR's interest in the Precious Net Smelter Returns from all ores mined from the Properties and having a precious metal or combination of precious metals as the contained element of greatest economic value, and all dor , concentrates and other mineral products, metals or minerals which are derived therefrom prior to their sale (the "Precious Products"), where Precious Net Smelter Returns equals the Precious Gross Proceeds from sales of such Precious Products less Precious Allowable Deductions, where:

(a) "Precious Gross Proceeds" for any Precious Product means the proceeds received or deemed to have been received for the sale of such Precious
     Product,  determined  as  follows:

     (i) if there is a sale of Precious Product in the form of refined gold, then such gold will be deemed to have been sold at the average London Bullion Market Association of P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month in which it was produced by the number of days in that month for which such prices were reported;

     (ii) if there is a sale of Precious Product in the form of refined silver, then such silver will be deemed to have been sold at the average New York Silver Price as published daily by Handy & Harman (or, should that publication cease, another similar publication acceptable 4763 NWT Ltd. and NAGR, acting reasonably), calculated by dividing the sum of all such prices reported for the calendar month in which it was produced by the number of days in that month for which such prices were reported; and

     (iii) if there is any other sale of Precious Product including, without limitation, a sale in the form of raw ore, dor , concentrates, refined metals other than gold or silver, and any loss of Precious Product in any form, then the Precious Gross Proceeds will be equal to the amount of the proceeds actually received from the sale (for greater certainty , including insurance proceeds in respect of any loss).

(b) "Precious Allowable Deductions" for any Precious Product means the following costs, charges and expenses paid, incurred, or deemed incurred by or on behalf of NAGR with respect to such Precious Product:

     (i) charges for treatment in the smelting, refining and other beneficiation process (including handling, processing, interest, and

                                                                          LC  ME
     provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions);

     (ii) actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Precious Product from the Properties to the place of treatment and then to the place of sale;

     (iii) costs or charges of any nature for or in connection with insurance, storage, or representation at a facility where Precious Product is treated;

     (iv)  actual  sales  and  brokerage  costs;  and

     (v) sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, insofar as such taxes are attributable to Precious Product, but not including income taxes of NAGR or 4763 NWT Ltd.;

     provided that when Precious Product is treated, whether on or off the Properties, in a facility wholly or partially owned by NAGR or an affiliate of NAGR, Precious Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm's length basis, or which would not be Precious Allowable Deductions if those Precious Products were treated by an independent third party.

Diamonds
--------

In respect of diamonds, the phrase "Gross Overriding Royalty" means 2.5 % of NAGR's interest in the Diamond Net Sales Returns from all diamonds mined from any of the Properties ("Diamonds"), where Diamond Net Sales Returns equals the Diamond Gross Proceeds less Diamond Allowable Deductions, where:

(a) "Diamond Gross Proceeds" for any Diamond Product means the actual proceeds received for the sale of such Diamonds (for greater certainty, including insurance proceeds in respect of lost or damaged Diamonds); and

(b) "Diamond Allowable Deductions" means the following costs, charges and expenses paid, incurred, or deemed incurred by NAGR:

     (i) cost and expenses for preparing rough Diamonds for sale including, without limitation, for sorting, weighing, grading, valuing, pricing, parceling ( any or all of the foregoing, "sorting") and cleaning;

     (ii) actual costs of shipping and transporting (including packaging, insurance, security , transaction taxes, handling, port, demurrage, delay,

                                                                          LC  ME
     and forwarding expenses incurred by reason of or in the course of transportation) Diamonds from the Properties to the place of sale;

     (iii) costs and expenses for or in connection with insurance, security, packing, storage or representation at a facility where the sorting or cleaning of Diamonds takes place;

provided that when there is sorting or cleaning of Diamonds, whether on or off the Properties, in a facility wholly or partially owned by NAGR or an Affiliate of NAGR, Diamond Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm's length basis, or which would not be Diamond Allowable Deductions if the sorting or cleaning of the Diamonds was being done by an independent third party.


                                                                          LC  ME

SCHEDULE C
-----------

                             JOINT VENTURE AGREEMENT

                                     Between

4763 NWT LTD. ("OPTIONOR"), a company incorporated under the laws of the Northwest Territories

and

NORTH AMERICAN GENERAL RESOURCES CORP. ("OPTIONEE"), a company duly incorporated under the laws of British Columbia.

                        Dated this 5th day of July, 2002.

Upon the exercise of the option, North American General Resources Corp. (NAGR) and 4763 NWT LTD. (4763) will be deemed to have formed a joint venture with respect to further exploration, development and, if warranted, commercial production of the Property, with the following initial interests:

                         NAGR (70%)    and    4763 (30%)

Once  the  Joint  Venture  is  in  effect  the  following  terms  will  apply:

1  a)     Relationship of the Parties.

     i. The relationship of the participants will be as tenants-in-common in their respective participating interests. The liabilities of each of them and their responsibilities for costs in relation to the Property will be several and not joint nor joint and several and will be borne severally in proportion to their respective participating interests. Each participant will be entitled to its share of mineral production from the Property.

                                                                          LC  ME

1b)     Manager and Operator.

     i. A management committee will be constituted with responsibility for overseeing joint venture operations. Each of the participants will be entitled to appoint two representatives to the management committee, with each representative being entitled to vote in proportion to the participating interest of the participant that appointed him. A representative of the party who is the operator of the joint venture will be the chairman of the management committee.

     ii. The participant with the largest participating interest will be the operator.

     iii. The operator will have the right to cash call in advance to cover anticipated approved program expenditures, including a reasonable amount of working capital.

     iv. The operator will report to the management committee periodically as to the progress of work upon and the development of the Property.

     v. The operator will have a lien on the participants' interests to secure cost shares of committed expenditures, and the right to advance the cost of the share of a participant in default.

     vi. The operator will market all diamonds produced from the Property on behalf of the Joint Venture.


1c)     Initiation and Approval of Programmes.

     i. The operator will propose and carry out programs as approved by the management committee.

     ii. Each of the participants may elect to participate in any such program and if it does so will be obliged to contribute to the costs and expenses of the program according to its respective participating interest.

     iii. If a participant elects not to participate in an approved program, its interest will be diluted so as to be proportionate to the amount it has contributed as compared with the aggregate amounts contributed by all participants. If it elects to contribute and fails to do so, then its participating interest will be diluted doubly.

     iv. If a participating interest of a participant has been diluted to 10% or less, then the participating interest will be automatically converted to a royalty of 2.5% of the Net Smelter Returns on base and/or precious metals and 2.5% Gross Over-riding Royalty on diamonds. The NSR and GOR are explained within the Option Agreement.

                                                                          LC  ME

1d)     Transfer Restrictions.

     i. No participant will be entitled to dispose of its participating interest (other than to affiliate) without first offering it to the other participant.

     ii. No encumbrance of any participating interest will be permitted except for financing of development of the Property and then only subject to the joint venture agreement and the operator's lien.


1e)  The  Joint  Venture  Agreement will be subject to laws of British Columbia.





                                                                          LC  ME